UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2018

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Change in Officers
On April 26, 2018, the Board of Directors of TransDigm Group Incorporated (the “Company”) elected W. Nicholas Howley as Executive Chairman of the Company and Kevin Stein as President and Chief Executive Officer of the Company. Prior to the election, Mr. Howley served as Chairman and Chief Executive Officer and Mr. Stein served as President and Chief Operating Officer.
Mr. Howley will primarily focus his efforts on matters relating to capital allocation; merger & acquisitions; overall corporate strategy; investor interaction and leadership of the Board of Directors.

Mr. Stein will be responsible for all operational and financial matters of the Company. His direct reports will include all operating Executive Vice Presidents, as well as the Chief Financial Officer.

As part of this organizational change, Mr. Stein and Mr. Howley have both entered into amended employment agreements with terms extended through 2024.

Fifth Amended and Restated Employment Agreement with W. Nicholas Howley
As of April 26, 2018, the Company and Mr. Howley entered into a Fifth Amended and Restated Employment Agreement (the “Executive Chairman Employment Agreement”). The Executive Chairman Employment Agreement amends and restates Mr. Howley’s Fourth Amended and Restated Employment Agreement dated December 10, 2015. Unless earlier terminated in accordance with its terms, the term of the Chairman Employment Agreement expires on September 30, 2024.

The primary purpose of the amendments contained in the Executive Chairman Employment Agreement is to reflect Mr. Howley’s transition from Chairman and Chief Executive Officer to Executive Chairman. Mr. Howley’s duties as Executive Chairman will include capital allocation; mergers, acquisitions, divestitures and similar activities; overall corporate strategy; investor interaction and leadership of the Board of Directors. To provide for an orderly transition of senior executive leadership, the Employment Agreement contemplates the Board, with Mr. Howley’s consent, further modifying Mr. Howley’s duties in calendar year 2023 and reducing his compensation.

Under the terms of the Employment Agreement, Mr. Howley’s annual base salary is $1,292,140 for calendar year 2018, $1,369,668 for calendar year 2019, $1,451,848 for calendar year 2020, $1,538,959 for calendar year 2021, $1,631,297 for calendar year 2022, $864,587 for calendar year 2023, and $916,463 for calendar year 2024. Mr. Howley will receive $7,000 of the base salary amount in cash to cover his employee co-premiums for health benefits and related taxes. The remainder of the base salary will be paid by the issuance of options in lieu of cash as determined in accordance with the following sentence. The number of options will be determined by taking the annual base salary minus $7,000 times 1.375 and then using the amount derived from that calculation as the value of the option award. The number of options will be determined on a Black Scholes basis using consistent application of the assumptions set forth in the Executive Chairman Employment Agreement and valued using the average closing prices for the 45 trading days immediately prior to the grant date.

In addition, Mr. Howley is entitled to participate in the Company’s annual incentive plan with a target bonus of 125% of his annual base salary. The bonus will be paid by the issuance of options in lieu of cash as determined in an identical manner as the manner in which the number of options in lieu of salary is determined.

For options granted in lieu of cash salary and bonus, unless Mr. Howley otherwise consents, the performance vesting criteria for the options shall be no less favorable than the performance vesting criteria used by the Company for options granted in fiscal 2016 and 2017. The options granted in fiscal 2019 and 2020 will vest, to the extent the performance criteria is met, 80% at completion of the first fiscal year after the grant and 100% after the second fiscal year after the grant; the options granted in fiscal 2021, 2022 and 2023 will vest, to the extent the performance criteria is met, 100% at completion of the first fiscal year after the grant. These options will include provisions with regard to post-employment vesting upon termination of employment by reason of death, disability, good reason, without cause or retirement (each as defined in the Executive Chairman Employment Agreement). More specifically, with respect to options granted in fiscal 2019 and 2020, if Mr. Howley’s employment terminates for the aforementioned reasons after the first fiscal year end following the date of grant but before the second fiscal year end following the date of grant, 80% of the remaining unvested options may continue to vest in accordance with their terms and if Mr. Howley’s employment terminates for the aforementioned reasons after the second fiscal year end following the date of grant,

100% of the remaining unvested options may continue to vest in accordance with their terms. With respect to options granted in fiscal 2021, 2022 and 2023, if Mr. Howley’s employment terminates for the aforementioned reasons after the fiscal year end following the date of grant 100% of the remaining unvested options may continue to vest in accordance with their terms. In addition, notwithstanding any provision to the contrary in any outstanding or future option award agreement, if Mr. Howley’s employment is terminated for cause, any vested options will expire and be forfeited unless they are exercised within the shorter of 18 months following the date of termination for cause or 10 years from the date the vested options were granted.

Mr. Howley may elect one time during the term of the Executive Chairman Employment Agreement not to continue to receive equity in lieu of his cash compensation and to receive his salary and bonus in cash for the remainder of the term of the Executive Chairman Employment Agreement.

Mr. Howley is entitled to participate in the Company’s stock option plan and the other employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers. The Executive Chairman Employment Agreement also provides that Mr. Howley will receive annual option grants for each of fiscal years 2019 through 2023 of a number of options valued at $12,163,744 for 2019, on the same Black Scholes basis as described above, with such value increasing annually by 3.5%. Unless Mr. Howley otherwise consents, the performance vesting criteria for the options shall be no less favorable than the performance vesting criteria used by the Company for options granted in fiscal 2016 and 2017. The options granted in fiscal 2019, 2020 and 2021 will vest, to the extent the performance criteria is met, 40% at completion of the first fiscal year after the grant, 80% after the second fiscal year after the grant and 100% at completion of the third fiscal year after grant; the options granted in fiscal 2022 and 2023 will vest, to the extent the performance criteria is met, 50% at completion of the first fiscal year after the grant and 100% after completion of the second year after grant. These options will include provisions with regard to post-employment vesting upon termination of employment by reason of death, disability, good reason, without cause or retirement (each as defined in the Executive Chairman Employment Agreement). More specifically, with respect to options granted in fiscal 2019 and 2020, if Mr. Howley’s employment terminates for the aforementioned reasons after the first fiscal year end following the date of grant but on or prior to the second fiscal year end following the date of grant, 40% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons after the second fiscal year end following the date of grant but on or prior to the third fiscal year end following the date of grant, 80% of the remaining unvested options may continue to vest in accordance with their terms; and if Mr. Howley’s employment terminates for any of the aforementioned reasons after the third fiscal year end following the date of grant 100% of the remaining unvested options may continue to vest in accordance with their terms. With respect to options granted in fiscal 2021, 2022 and 2023, if Mr. Howley’s employment terminates for the aforementioned reasons after the first fiscal year end following the date of grant but on or prior to the second fiscal year end following the date of grant, 50% of the remaining unvested options may continue to vest in accordance with their terms and if Mr. Howley’s employment terminates for the aforementioned reasons after the second fiscal year end following the date of grant, 100% of the remaining unvested options may continue to vest in accordance with their terms. In addition, notwithstanding any provision to the contrary in any outstanding or future option award agreement, if Mr. Howley’s employment is terminated for cause, any vested options will expire and be forfeited unless they are exercised within the shorter of 18 months following the date of termination for cause or 10 years from the date the vested options were granted.

The Executive Chairman Employment Agreement provides that if Mr. Howley is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by the Company. In addition, if Mr. Howley’s employment is terminated without cause, due to his death or disability, or by Mr. Howley for good reason, the Company will, pay Mr. Howley, in substantially equal installments over a 24-month period, an amount equal to two times Mr. Howley’s salary plus two times the greater of all of the bonuses paid or payable to Mr. Howley for the prior fiscal year (excluding any extraordinary bonus) or the target bonuses for the year in which Mr. Howley’s employment terminates, determined in accordance with the Company’s bonus program(s), if any. Notwithstanding the foregoing, if Mr. Howley resigns for good reason because he is not elected to the Board of Directors, Mr. Howley will receive only one times his salary and bonus amounts. In addition, over the 24-month period the Company will pay Mr. Howley 18 times the monthly cost of the difference between his employee co-premiums for health insurance at the time of termination and the COBRA cost for such coverage. These provisions did not change substantively from the prior employment agreement.

Pursuant to the Executive Chairman Employment Agreement, Mr. Howley is required to hold stock or vested in-the-money options, with a value of at least $10,000,000 and at least $5,000,000 of that must be held in stock. This requirement did not change from the prior employment agreement.

The Executive Chairman Employment Agreement also includes non-competition and non-solicitation provisions consistent with Mr. Howley’s prior agreement. These provisions did not change from the prior employment agreement.

The foregoing description of the terms of the Executive Chairman Employment Agreement is qualified in its entirety by the full text of the Executive Chairman Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Second Amended and Restated Employment Agreement with Kevin Stein
As of April 26, 2018, the Company entered into a Second Amended and Restated Employment Agreement with Mr. Stein, pursuant to which Mr. Stein will serve as President and Chief Executive Officer of the Company (the “CEO Employment Agreement”). The CEO Employment Agreement amends and restates Mr. Stein’s Amended and Restated Employment Agreement dated December 14, 2016.

The primary purpose of the amendments contained in the CEO Employment Agreement as compared to the prior employment agreement is to reflect Mr. Stein’s election to President and Chief Executive Officer, increase his base salary from $700,000 to $1,000,000, change his target bonus from 100% of his base salary to 125% of his base salary and increase the severance payable on certain employment termination events from 1.0 to 2.0 times his annual salary and bonus. Unless earlier terminated in accordance with its terms, the term of the CEO Employment Agreement expires on September 30, 2024.

Under the terms of the CEO Employment Agreement, Mr. Stein is entitled to receive an annual base salary of not less than $1,000,000 and is eligible to participate in the Company’s annual incentive plan with a bonus target set at 125% of his annual base salary. In addition, Mr. Stein is entitled to participate in employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers, including the Company’s Option Plan. In connection with the execution of the CEO Employment Agreement, Mr. Stein received options to purchase 213,500 shares of the Company’s Common Stock (the “Signing Grant”). Pursuant to the terms of the CEO Employment Agreement, he will be entitled to receive annual option grants beginning in fiscal year 2020 each with a grant date value consistent with that of the Signing Grant. Pursuant to the terms of the option award agreement evidencing the Signing Grant, Mr. Stein is required to hold stock or vested in-the-money options, with a value of at least $6,000,000 and at least $3,000,000 of that must be held in stock. Mr. Stein has a three year period to comply with the stock holding requirement.

The CEO Employment Agreement provides that if Mr. Stein is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by the Company. In addition, if Mr. Stein’s employment is terminated without cause, if he terminates his employment for good reason (including nonrenewal of the CEO Employment Agreement), or if his employment terminates due to his death or disability, the Company will pay him, in substantially equal installments over a 24-month period, an amount equal to 2.0 times his salary plus 2.0 times the greater of the all of the bonuses paid or payable to him for the prior fiscal year (excluding any extraordinary bonus) or the target bonuses for the year in which his employment terminates, determined in accordance with the Company’s bonus program(s) if any, plus 18 times the difference of the monthly COBRA continuation coverage rate and the monthly cost of coverage to Mr. Stein as of the date of termination. In addition, notwithstanding any provision to the contrary in any outstanding or future option award agreement, if Mr. Stein’s employment is terminated for cause, any vested options will expire and be forfeited unless they are exercised within the shorter of 30 days following the date of termination for cause (with the 30 day period tolled for any Company mandated trading black-out period) or 10 years from the date the vested options were granted.

The CEO Employment Agreement also includes non-competition, non-solicitation, confidentiality and indemnity provisions consistent with Mr. Stein’s prior agreement. These provisions did not change from the prior employment agreement.

The foregoing description of the terms of the CEO Employment Agreement is qualified in its entirety by the full text of the Second Amended and Restated Employment Agreement, a copy of which is filed herewith as Exhibit 10.2.

Change in Directors
Also on April 26, 2018, the board of directors of the Company fixed the number of directors at 13 and elected Mr. Stein and Michele Santana to the board of directors to fill the newly created vacancies.
Mr. Stein (age 52) was elected to the board in connection with his promotion to Chief Executive Officer. Information regarding Mr. Stein is included in Item 10 of the Company’s 10-K for the fiscal year ended September 30, 2017. There are no arrangements or understandings between Mr. Stein and any other person pursuant to which he was selected as a director. Mr. Stein is not independent, will not serve on any board committees and will not receive any compensation for his service.
Ms. Santana (age 47) is Chief Financial Officer of Signet Jewelers (NYSE: SIG), a retail jeweler, a role in which she has served since 2014.  Prior to that Ms. Santana was Senior Vice President and Controller of Signet. Ms. Santana was deemed to be valuable to the Board because of her status and experience as a current chief financial officer of a large public company.  Her appointment was, in part, pursuant to an effort to increase board diversity. The board of directors has determined that Ms. Santana is independent under applicable listing standards of the New York Stock Exchange and the rules and regulations of the Securities Exchange Commission. Ms. Santana has been appointed to the Company’s Audit Committee and Nominating and Corporate Governance Committee.  Ms. Santana is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Santana and any other person pursuant to which she was selected as a director. Ms. Santana will receive compensation for her services on the Company’s board of directors in accordance with the Company’s standard compensation arrangements for non-employee directors as set forth on pages 10-12 of the Company’s proxy statement for its 2018 annual meeting.
A press release with further information regarding all of the aforementioned is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit 10.1	Fifth Amended and Restated Employment Agreement, dated April 26, 2018, between TransDigm Group Incorporated and W. Nicholas Howley
Exhibit 10.2	Second Amended and Restated Employment Agreement, dated April 26, 2018, between TransDigm Group Incorporated and Kevin Stein
Exhibit 99.1	Press Release dated April 30, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ James Skulina
James Skulina
Executive Vice President and Interim Chief Financial Officer

Date: April 30, 2018

Exhibit Index

Exhibit No.	Description
10.1	Fifth Amended and Restated Employment Agreement, dated April 26, 2018, between TransDigm Group Incorporated and W. Nicholas Howley
10.2	Second Amended and Restated Employment Agreement, dated April 26, 2018, between TransDigm Group Incorporated and Kevin Stein
99.1	Press Release dated April 30, 2018